Exhibit 10.2


                                                                October 15, 2004

Isaac Perlmutter
Marvel Enterprises, Inc.
10 East 40th Street
New York, NY  10016

        Re: Second Amendment to Employment Agreement
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Dear Ike:

Reference is made to the Employment Agreement between Marvel Enterprises, Inc. ("Marvel") and you ("Executive") dated as of November 30, 2001, as amended as of May 1, 2004 (the "Employment Agreement"). All terms defined in the Employment Agreement shall have the same meaning herein as set forth therein.

In consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Marvel and Executive hereby agree that the Employment Agreement is amended in the following respect:

    1. The following is hereby added at the end of Section 1.1 of the Employment Agreement:

                 Beginning on January 1, 2005, the Executive shall also have the title of Chief Executive Officer. In that position, the Executive shall report solely to the Board of Directors and Chairman of the Company and shall perform such duties consistent with that position as may be assigned to the Executive by the Board of Directors or Chairman of the Company.

Except as otherwise expressly hereinabove provided, the terms and conditions of the Employment Agreement shall remain in full force and effect.

If the foregoing accurately reflects your understanding of our agreement, please indicate by signing in the appropriate place below.

Very truly yours,

MARVEL ENTERPRISES, INC.

By:  /s/ John Turitzin
     -------------------------------
Name:   John Turitzin
Title:  Executive Vice President and
        General Counsel

Accepted and Agreed

  /s/ Isaac Perlmutter
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Isaac Perlmutter